Exhibit (1.01)

Eastman Kodak Company

Conflict Minerals Report

I	Introduction

This Conflict Minerals Report of Eastman Kodak Company (“Kodak” or the “Company”) covering the reporting period from January 1, 2024 to December 31, 2024, is provided in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this report, unless otherwise defined herein.

Rule 13p-1 imposes certain reporting obligations on United States Securities and Exchange Commission (“SEC”) registrants that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined by the SEC as cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum and tungsten (collectively, “3TG”), or any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).

Kodak has determined that conflict minerals as defined by the SEC were necessary to the functionality or production of certain products that Kodak manufactured or contracted to be manufactured during 2024. Kodak conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine the origin of the conflict minerals used in its products. In accordance with Rule 13p-1, Kodak then undertook due diligence on the source and chain of custody of the conflict minerals used in its products.

Company Overview

Kodak is a global manufacturer focused on commercial print and advanced materials and chemicals. Kodak provides industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print.

Supply Chain Overview

Kodak’s global supply chain is complex, given that the Company has over 1,272 material suppliers and most of its suppliers are located far downstream from the mineral smelters and associated mines. Kodak relies on its suppliers to assist in the RCOI and due diligence efforts for the conflict minerals contained in the materials supplied to or manufactured for Kodak. Kodak focuses on collecting data from direct suppliers who are likely to supply Kodak with products or materials containing conflict minerals and requires its suppliers through contract terms to establish the necessary proactive due diligence programs that will enable greater long-term supply chain transparency.

Kodak performed an analysis of its product components and determined that conflict minerals, which are regularly used in electronics and electrical equipment, are contained in certain components used in the products manufactured for or by Kodak. Kodak determined that conflict minerals that are contained in certain products were necessary to the functionality or production of the product manufactured or contracted to be manufactured for Kodak, while consumables such as digital and flexographic print plates and chemicals do not contain these minerals.

II	Design of Due Diligence Measures

Kodak designed its overall conflict minerals policies and procedures to conform, in all material respects, to the five-step framework developed by the Organisation for Economic Co-operation and Development (“OECD”), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”), and the supplements on tin, tantalum, tungsten and gold.

Kodak’s implementation of the five-step framework consists of the following activities which are discussed in further detail below.

1.	Establish and maintain strong Company management systems

2.	Establish and maintain a process to identify and assess risks in Kodak’s supply chain

3.	Respond to identified risks

4.	Audit smelters/refiners sourcing activities

5.	Publicly report on supply chain due diligence

Kodak, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; Kodak does not purchase raw ore or unrefined conflict minerals and conducts no purchasing activities directly in the Covered Countries. Because Kodak does not typically have direct relationships with smelters and refiners, Kodak’s efforts utilized multi-industry initiatives with the smelters and refiners of minerals that may provide those minerals to companies in Kodak’s supply chain.

Step 1: Establish Strong Management Systems

Internal Compliance Team

The management system includes a multidisciplinary Conflict Minerals Team consisting of representation from Kodak’s Health, Safety & Environment organization, Worldwide Procurement and Corporate Finance. This team is responsible for the design, implementation and continued administration of Kodak’s conflict minerals program. Kodak’s senior management is briefed about the results of the team’s due diligence efforts. It is Kodak’s policy to refrain from purchasing, directly or indirectly from any sources, conflict minerals that may finance or benefit armed groups in the Covered Countries. Kodak’s conflict minerals policy is publicly available on Kodak’s website at https://www.kodak.com/en/company/page/hse-conflict-minerals-policy.

Control Systems

Kodak requires its suppliers to implement a conflict minerals due diligence management system, including a system of controls, to determine the sources of conflict minerals in all products that are supplied to, or manufactured on behalf of Kodak. Kodak’s suppliers are required to exercise due diligence on the source and chain of custody of these minerals and to cooperate in providing Kodak its due diligence information in an effort towards sourcing only from smelters and refiners which have been certified as conflict free.

Kodak follows the industry guidance through the Responsible Minerals Initiative (“RMI”). The RMI contributes to a range of tools and resources, including the Responsible Minerals Assurance Process, the Conflict Minerals Reporting Template, RCOI data and a range of guidance documents on responsible minerals sourcing. RMI also runs regular workshops on minerals supply chain issues and contributes to policy development and debates with leading civil society organizations and governments. One of the programs developed by the RMI is the Responsible Minerals Assurance Process (“RMAP”). The RMAP is a voluntary initiative in which independent third-party audits are conducted of a smelter’s or refiner’s procurement processes to determine if the smelter or refiner can demonstrate that all the minerals they process originate from conflict-free sources.

Supplier Engagement and Grievance Mechanisms

Kodak also utilizes the Conflict Minerals Reporting Template (“CMRT”) developed by the RMI to collect supplier data. Kodak directly engages suppliers and provides guidance where appropriate. Kodak also has a Business Conduct Guide, including a phone number and website for employees to report concerns about violations of Kodak’s Conflict Minerals Policy and other policies. More information regarding the Company’s Business Conduct Guide and methods of reporting concerns can be found here: https://www.kodak.com/en/company/page/conduct-guide.

Maintain Records

Kodak has adopted a policy to retain relevant documentation for a period of five years. Kodak implemented a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs. Kodak stores all the information and findings from this process in a database that can be audited by internal or external parties as needed.

Step 2: Establish a Process to Identify and Assess Risks in Our Supply Chain

Kodak, through its RCOI process, determined suppliers that were in scope by starting with a complete list of first tier suppliers and removing: service providers, indirect materials suppliers, and suppliers with whom Kodak spent no money in 2024. In some instances, second-tier suppliers (e.g., distributors) were also included in the scope of this initial list. Based on a review of Kodak’s spending data and known product compositions, suppliers providing services or products that contain no conflict minerals were excluded from Kodak’s scope. The exclusions included suppliers providing commodities such as travel, employee benefits, facility maintenance, stationery, office supplies, software, and chemicals with a known composition. The remaining suppliers were identified as relevant or high priority suppliers, including suppliers with the potential to provide raw materials, components, parts, sub-assemblies and products that have the greatest likelihood of containing conflict minerals.

The suppliers that were identified as relevant or high priority received an email containing a cover letter signed by Kodak’s Global Procurement Director and a conflict minerals questionnaire using the CMRT. The cover letter provided an explanation for the request including the regulatory background and the expected timing for a response. Non-responsive suppliers were contacted a minimum of three times. These communications were monitored and tracked for future reporting and transparency. In the event Kodak determines that a supplier’s efforts to comply with this Policy have been deficient and the supplier fails to cooperate in developing and implementing reasonable remedial steps, Kodak reserves the right to take appropriate actions up to and including discontinuing purchases from the supplier.

Kodak received responses from the suppliers that were in scope. Kodak’s conflict minerals team reviewed and verified each completed questionnaire against expectations established by Company policy. The supplier’s responses were reviewed to determine if it had a conflict minerals policy describing its due diligence program and how it was being applied to the suppliers in the chain. Further, any smelters and refiners identified in the questionnaire were compared against the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a 3TG processing facility that was operational during the 2024 calendar year. Kodak also reviewed country of origin information available from RMI for the smelters and refiners identified in the questionnaire.

A large number of the responses received provided data at a company or divisional level or were unable to specify the smelters or refiners used for 3TG in the components supplied to Kodak. In order to assess the risk that any of these smelters posed to Kodak’s supply chain, Kodak determined whether the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. Kodak does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within the Company’s supply chain. Smelters that have completed an RMAP audit are considered to be DRC conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

As of the 8th of May 2025, Kodak validated 377 smelters or refiners and is working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the limitations associated with the use of supplier-level CMRTs, Kodak cannot definitively determine their connection to the Covered Products. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Kodak uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•
Geographic proximity to the Covered Countries;
•
Known mineral source country of origin;
•
RMAP audit status;
•
Credible evidence of unethical or conflict sourcing; and
•
Peer assessments conducted by credible third-party sources.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these red flags from the supply chain. In addition, suppliers are guided to the Responsible Minerals Initiative learning platform to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.

Additionally, suppliers claiming the use of 3TG in their supply chain are evaluated on program strength (further assisting in identifying risk in the supply chain).

Evaluating and tracking the strength of the program meets the OECD Guidance and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A. Have you established a responsible conflict minerals sourcing policy?

D. Have you implemented due diligence measures for responsible sourcing?

F. Do you review due diligence information received from your suppliers against your company’s expectations?

G. Does your review process include corrective action management?

When suppliers meet or exceed these criteria (meaning “Yes” responses to at least A, D, F, and G), they are deemed to have a strong program. When suppliers do not meet these criteria, they are deemed to have a weak program. At this time, 8 out of 137 of Kodak’s responsive suppliers have been identified as having a weak program.

III.	Due Diligence Measures Performed

Step 3: Strategy Designed and Implemented to Respond to Identified Risks:

Kodak compared smelters and refiners identified by suppliers in the questionnaire against the list of facilities that have received a “conflict free” designation from the RMI. In addition, Kodak reviewed the responses against criteria developed to determine which responses required follow-up and further engagement. These criteria included categories for untimely or incomplete responses as well as inconsistencies within the data reported in the template. Kodak worked directly with these suppliers to provide revised responses. Specifically, Kodak followed up with suppliers who provided any of the following negative or incomplete responses to the questionnaire:

•	The response did not appear justified by the product category or composition of the product.

•	The supplier did not indicate that it had implemented a management system or due diligence program to obtain information from its suppliers.

•	The response was incomplete or necessary information was not provided by the supplier.

•	The smelter list included problematic smelters (i.e., smelters not appearing on either CFSI’s standard smelter list or the U.S Department of Commerce list of known smelters).

If a supplier’s efforts to address concerns were determined to be deficient, it was flagged for further action. The project team reports annually on its progress to relevant senior executives of the company.

Step 4: Auditing of Smelters/Refiners Sourcing

Due to the complexity of Kodak’s products, and the depth, breadth and constant evolution of its supply chain, it is difficult to identify actors upstream from Kodak’s direct suppliers. Kodak does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within its supply chain. Kodak has supported the execution of the RMAP and has relied on the RMAP to perform audits of smelters and to develop information on the country and mine or location of origin of conflict minerals in Kodak’s products. In order to assess the risk that any of these smelters posed to Kodak’s supply chain, Kodak determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. Smelters that have completed an RMAP audit are considered to be DRC conflict free.

IV.	Results and Public Reporting

Step 5: Annual Reports on Supply Chain Due Diligence:

Kodak annually reports on its conflict minerals supply chain due diligence to the SEC through the Company’s Form SD and Conflict Minerals Report and publishes the same information on its public website at the link referenced above.

Results of Supply Chain Due Diligence

Reviewing information about 3TG smelters and refiners in Kodak’s supply chain represents the most reasonable effort Kodak can make to determine the mines or locations of origin of the 3TG in its supply chain. Kodak received responses from approximately 78% of the suppliers surveyed. Based on these responses, Kodak identified 377 smelters or refiners of 3TG that are known smelters or refiners based on the RMI’s standard smelter reference list and may have processed the conflict minerals contained in Kodak’s products. These smelters are listed in the Appendix. The Appendix also includes an aggregated list of the countries of origin from which the listed smelters and refiners are believed to have sourced conflict minerals, in addition to recycled and scrap sources.

A majority of Kodak’s suppliers provided information at the company level, rather than information specific to the materials purchased by Kodak. Kodak is unable to validate whether the smelters and refiners listed in the Appendix in fact contributed conflict minerals to its products.

Of the 377 smelters and refiners listed in the Appendix, 228 have been certified as compliant with the RMI’s RMAP, and an additional 7 are active in the RMAP third-party audit process. Kodak was unable to determine the conflict status of the remaining smelters and refiners.

Smelters and refiners that are compliant with the relevant RMAP assessment protocols or currently in the audit process:

Tantalum:	36 of 42 (86%)
Tin:	71of 91 (78%)
Tungsten:	35of 61 (57%)
Gold:	93of 183 (51%)

Overall, 235of 377, or 62% of the smelters and refiners are compliant with the RMI’s RMAP or are currently in the audit process.

RMAP Compliant smelters and refiners in Kodak’s supply chain:

2013	55 Compliant smelters and refiners
2014	126 Compliant smelters and refiners
2015	214 Compliant Smelters and refiners
2016	244 Compliant Smelters and refiners
2017	255 Compliant Smelters and refiners
2018	254 Compliant Smelters and refiners
2019	241 Compliant Smelters and refiners
2020	273 Compliant Smelters and refiners
2021	285 Compliant Smelters and refiners
2022	205 Compliant Smelters and refiners
2023	244 Compliant Smelters and refiners
2024	235 Compliant Smelters and refiners

V.	Product Description:

Given the fact that not all smelters and refiners identified by Kodak’s suppliers have been audited by the RMI’s RMAP list and many suppliers are still collecting information from their supply chain, Kodak’s products containing or using conflict minerals are considered DRC conflict undeterminable.

The Kodak products determined to be DRC conflict undeterminable are as follows:

KODAK PROSPER Press Platform	KODAK VERSAMARK Printing Systems
KODAK PROSPER Imprinting Systems	KODAK VERSAMARK Imprinting Systems
KODAK NEXPRESS Digital Production Color Press Platform	KODAK DIGIMASTER HD Digital Production Platform
KODAK FLEXCEL NX Imager and Laminator	Kodak FLEXCEL Direct Imager
Print on Demand Solutions	KODAK ASCEND Digital Press
EKTAFLEX Functional Printing Solutions
MAGNUS Platesetters	TRENDSETTER Platesetters
ACHIEVE Platesetters	GENERATION NEWS Platesetter
TRENDSETTER NEWS Platesetter	MERCURY P-HD Plate Processor
S Plate Processor	P-LD Plate Processor
T-HDX and T-HDE Plate Processors	Entertainment Motion Picture Film

VI	Steps to Improve Due Diligence

Kodak will continue to communicate its expectations and information requirements to its direct suppliers. Over time, Kodak anticipates that the amount of information globally on the traceability and sourcing of these ores will only increase and improve Kodak’s knowledge thereby facilitating the Company’s efforts to eliminate (or at least reduce) the potential for Conflict Minerals in its products. When Kodak identifies an upstream supplier that is sourcing from or linked to any party providing direct or indirect support to non-state armed groups, the Company will work with its supply chain to suspend or discontinue engagement with that upstream supplier. Kodak expects its suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those steps described above, Kodak will continue to take the following measures during the next compliance period to improve the due diligence conducted to further mitigate the risk that its necessary conflict minerals do not benefit armed groups in the Covered Countries, including:

•
Continue to collect responses from suppliers using the CMRT through Kodak’s Conflict Mineral Team. The Team will collect and store CMRTs and supplier data, communicate with our supply chain and provide guidance where necessary. This streamlined approach will roll up our data and validate submitted information if they are complete and valid. Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
•
Using a comprehensive smelter and refiner library with detailed status and notes for each listing;
•
Scanning for credible media on each smelter and refiner to flag risk issues; and
•
Comparing the list of smelters and refiners against government watch and denied parties lists.

•
Increase the level of engagement with suppliers to drive greater transparency within Kodak’s supply chain and increase the response rate. Suppliers will be asked to provide information gathered from their suppliers.

•
Compare and validate RCOI results against information collected by independent conflict-free smelter validation programs.

•
Inform and encourage suppliers to transition to smelters identified by the due diligence process as “conflict free” by an independent audit program.

•
Encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

•
Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts as well as included in the terms and conditions of each purchase order issued

APPENDIX

The table below lists the smelters and refiners as reported to Kodak by its suppliers that are known smelters or refiners based on the RMI’s standard smelter reference list as of May 2025 and may have processed the conflict minerals contained in Kodak’s products. This information is as reported by the RMI as of May 8, 2025.

Conflict Mineral	Smelter	Country	CID
Gold	8853 S.p.A.	Italy	CID002763
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	United States	CID002708
Gold	Advanced Chemical Company	United States	CID000015
Gold	African Gold Refinery*	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Alexy Metals	United States	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362

Conflict Mineral	Smelter	Country	CID
Gold	Dongwu Gold Group	China	CID003663
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Geib Refining Corp.	United States	CID002459
Gold	GG Refinery Ltd.	Tanzania	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China	CID002519
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929

Conflict Mineral	Smelter	Country	CID
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metallix Refining Inc.	United States	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259

Conflict Mineral	Smelter	Country	CID
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Pease & Curren	United States	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	United States	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czech Republic	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798

Conflict Mineral	Smelter	Country	CID
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	Taiwan	CID001810
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongkuang Gold Industry Co., Ltd.	China	CID002214
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	D Block Metals, LLC	United States	CID002504
Tantalum	Exotech Inc.	United States	CID000456
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Materion Newton Inc.	United States	CID002548
Tantalum	Meta Materials	MACEDONIA, REPUBLIC OF	CID002847

Conflict Mineral	Smelter	Country	CID
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	QSIL Metals Hermsdorf GmbH	Germany	CID002547
Tantalum	QuantumClean	United States	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	United States	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	CID002232
Tin	Alpha	United States	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Dowa	Japan	CID000402
Tin	DS Myanmar	Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	EM Vinto	Bolivia	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468

Conflict Mineral	Smelter	Country	CID
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mining Minerals Resources SARL	Democratic Republic of the Congo	CID004065
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870
Tin	PT Menara Cipta Mulia	Indonesia	CID002835

Conflict Mineral	Smelter	Country	CID
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur (SIM)	Indonesia	CID002816
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan	CID001539
Tin	Soft Metais Ltda.	Brazil	CID001758
Tin	Super Ligas	Brazil	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	CID004060
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401

Conflict Mineral	Smelter	Country	CID
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders LLC	United States	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	CID003182
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619
Tungsten	Kennametal Fallon	United States	CID000966
Tungsten	Kennametal Huntsville	United States	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	CID004397
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tungsten	Niagara Refining LLC	United States	CID002589
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam	CID002538
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430

Conflict Mineral	Smelter	Country	CID
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662

* Certain Tier 1 suppliers reported the presence of this entity that was sanctioned by the United Sates Department of Treasury, Office of Foreign Assets Control on March 17, 2022, specifically Smelter ID CID003185 – African Gold Refinery. Due to the over-reporting nature of the industry CMRT information collection process and the nature of the supply chains and goods, we are unable to confirm whether this, or any, smelter or refiner is or was active in our supply chain.

Country of Origin Information

The following list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence efforts. It is important to note that this information is also based on company level responses; therefore, it is not certain which of these countries of origin can be linked to our products.

Potential Countries of Origin: Andorra, Australia, Austria, Belgium, Bolivia (Pluractional State Of), Brazil, Canada, Chile, China, Colombia, Czech Republic, Democratic Republic of the Congo, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Lithuania, Macedonia, Malaysia, Mauritania, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, and Zimbabwe.